THIS GUARANTEE (hereinafter called "Guarantee") is made this 19 day of November 1999 by GLOBAL MARINE INC. a corporation incorporated under the laws of the State of Delaware (hereinafter called the "Guarantor") in favour of Harland and Wolff Shipbuilding and Heavy Industries Limited a corporation incorporated under the laws of Northern Ireland (hereinafter called the "Builder")

WHEREAS

(A) The Builder and Nelstar Leasing Company Limited (the "Owner") are party to the Shipbuilding Contract in respect of Hull No. 1739 originally made between the Builder and Global Marine International Drilling Corporation (formerly Global Marine International Services Corporation) as novated to Global Marine Leasing Corporation and as subsequently amended, supplemented and novated in favour of the Owner (the "Shipbuilding Contract").

(B) The Builder has made claims in excess of Pounds-Sterling 130,000,000 under the Shipbuilding Contract and the equivalent contract for Hull No. 1740 in respect of:

     (i)  certain alleged breaches by the Owner and the owner of Hull No.
          1740,

     (ii) the cost associated with alleged changes to the Specifications to the Shipbuilding Contract and the equivalent contract for Hull No. 1740; and

     (iii)increases in steel weight of the vessel and Hull No.
          1740,

          all of which claims are denied by the Owner and the owner of Hull No. 1740.

(C) The Owner and the Builder has agreed that, to the extent that these cannot be settled amicably, the aforesaid claims shall be determined by arbitration proceedings in London in accordance with the provisions of the Shipbuilding Contract and the equivalent contract for Hull No. 1740.

(D) The Owner and the Builder have entered into a Contract Amendment No. Three to the Shipbuilding Contract of even date herewith (the "Contract Amendment") pursuant to which the Owner has agreed, entirely without prejudice to any issues of liability, to make a payment on account of the portion of aforesaid claims inserted against it and containing certain other agreements between the Owner and the Builder.

(E) It is a condition precedent to the effectiveness of the aforesaid Contract Amendment No. Three that the Guarantor issues this Guarantee in favour of the Builder.

1 In consideration of the Builder entering into the Contract Amendment and other good and valuable consideration (the receipt and sufficiency of which the Guarantor hereby acknowledges) the Guarantor guarantees to the Builder the payment by the Owner of any and all amounts from time to time or at any time payable by the Owner to the Builder as determined by a final arbitration award or a final court judgment (in either case, not subject to appeal or, in case of appeal, upon final determination of the appeal) in favour of the Builder in respect of the Shipbuilding Contract (including the Contract Amendment and any other amendment thereto) and undertakes to pay to the Builder any and all amounts which the Owner shall have failed, now or in the future, to pay to the Builder as determined by such final arbitration award or such final court judgment, subject to Clause 2.1(a) of the Contract Amendment.

2 The Guarantor shall not be discharged or released from this Guarantee by any arrangement made between the Owner and the Builder under the Shipbuilding Contract or by any forbearance whether as to payment, time, performance or otherwise even though such arrangement, alteration or forbearance may be without the assent of the Guarantor, or by the liquidation, bankruptcy or insolvency of the Owner.

3 This Guarantee shall be construed and governed in accordance with English law and, for the exclusive benefit of the Builder, the Guarantor hereby agrees to submit to the jurisdiction of the English courts and hereby appoints WFW Legal Services Limited at its registered office for the time being, presently at 15 Appold Street, London EC2A 2HB as its agent for service of process in England in respect of any legal proceedings arising out of or in connection with this Guarantee.

IN WITNESS WHEREOF this Guarantee has been executed and delivered as a Deed by duly authorised representatives of the Guarantor and the Builder in duplicate effective as of the date and year first above written.



EXECUTED AS A DEED                 )
by                                 )
                                   )
W. Matt Ralls                      )    /s/W. Matt Ralls
                                   )
for and on behalf of               )
GLOBAL MARINE INC.                 )
such execution being witnessed     )
by: Walter A. Baker                )
                                   )
                                   )




SIGNED BY                          )
                                   )
B. Mugaas                          )     /s/B. Mugaas
                                   )
                                   )
for and on behalf of               )
HARLAND AND WOLFF                  )
SHIPBUILDING AND HEAVY             )
INDUSTRIES LIMITED                 )